                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Exchange Act
                 Rule 240.14a-11 or 14a-12

________________________________PHARMAPRINT INC.________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No Fee Required
           Fee computed on table below per Exchange Act
/ /        Rules 14(a)-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth
                the amount on which the filing fee is calculated and state how it was determined.)
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total Fee paid
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                   [LOGO]

           2600 MICHELSON DRIVE, SUITE 1600, IRVINE, CALIFORNIA 92612

                            ------------------------

                           NOTICE OF SPECIAL MEETING
                                OF STOCKHOLDERS
                                 APRIL 13, 2000
                             ---------------------

To the Stockholders of PharmaPrint Inc:

    On behalf of the Board of Directors, you are hereby notified of and cordially invited to attend the Special Meeting of Stockholders of PharmaPrint Inc. (the "Company") to be held on April 13, 2000 at 9:00 A.M. local time at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614. At the meeting you are being asked to:

    1. Approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 24,000,000 to 50,000,000 shares of common stock;

    2. Approve an amendment to the Company's 1995 Stock Option Plan, as amended to increase the number of shares reserved for issuance thereunder from 2,900,000 shares to 5,900,000 shares;

    3. Approve the Company to issue shares of common stock upon conversion of the Series A Preferred Stock in excess of the Maximum Share Amount as set forth in the Certificate of Designations, Preferences and Rights and certain rules of the NASDAQ National Market; and

    4. Transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

    The Board of Directors has fixed the close of business on February 16, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting. Only holders of common stock at the close of business on the record date will be entitled to vote at the Special Meeting. A list of the stockholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company.

    Whether or not you plan to attend the Special Meeting in person, please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Special Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                          By Order of the Board of Directors

Irvine, California
March 20, 2000

                                PHARMAPRINT INC.

           2600 MICHELSON DRIVE, SUITE 1600, IRVINE, CALIFORNIA 92612

                            ------------------------

                                PROXY STATEMENT

      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 13, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of PharmaPrint Inc., a Delaware corporation ("PharmaPrint" or the "Company"), of proxies for use at the Special Meeting of Stockholders of the Company (the "Meeting"), to be held at 9:00 A.M. local time at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614 and at any and all adjournments thereof. This Proxy Statement and the enclosed form of proxy are first being mailed on or about March 20, 2000. The mailing address of the principal executive offices of the Company is 2600 Michelson Drive, Suite 1600, Irvine, California 92612.

RECORD DATE AND VOTING

    Only the stockholders of record at the close of business on February 16, 2000 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date there were 16,767,925 shares of the Company's Common Stock, par value $.001 ("Common Stock") outstanding and entitled to vote, held by 113 stockholders of record. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date.

    If a choice as to matters coming before the Meeting has been specified by a stockholder in a Proxy, the shares will be voted accordingly. If no choice has been specified, the shares will be voted FOR the proposals described in the Notice of Special Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee indicating the lack of discretion or authority to vote on the matter) are each included in the determination of the presence or absence of a quorum for the transaction of business. An affirmative vote of the majority of the votes cast at the meeting is required for the approval of each of the proposals. Abstentions are counted in all tabulations of the votes cast and will have the same effect as a vote "against". Broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.

    PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, RETURN ENVELOPE NO LATER THAN APRIL 3, 2000 SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY BE VOTED.

    STOCKHOLDERS OR OMNIBUS PROXIES ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL THE CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                             ADDITIONAL INFORMATION

    The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to: PHARMAPRINT INC. 2600 Michelson Drive, Suite 1600, Irvine, California 92612.

                            SOLICITATION OF PROXIES

    The expense of the solicitation of proxies will be borne by the Company. Solicitations may also be made by certain members of senior management of the Company without additional compensation being paid to such individuals. Proxies will be solicited by use of the mail and may also be solicited personally or by telephone, telegraph, telegram, cablegram, facsimile or other electronic transmission. Bankers, brokers and others holding Common Stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares.

                MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
                                   PROPOSAL 1

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF
          AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 SHARES TO
                       50,000,000 SHARES OF COMMON STOCK

    On February 8, 2000, the Board of Directors unanimously adopted certain resolutions approving an amendment to Section 4 of the Company's Certificate of Incorporation increasing the number of shares of Common Stock that the Company is authorized to issue from 24,000,000 to 50,000,000. The Board of Directors determined that such an amendment is advisable and directed that the proposed amendment be considered by the Company's stockholders at the Meeting.

    The full text of Section 4 of the Company's Certificate of Incorporation, if amended as proposed, will be as follows:

    The authorized capital stock of the Corporation shall consist of 51,000,000 shares of which 1,000,000 shall be Preferred Stock, par value $.001 per share, and 50,000,000 shall be Common Stock, par value $.001 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

    (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection
       (b) of this Section 4.

    (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive:

       (i) the number of shares to constitute such series, and the distinctive designations thereof;

       (ii) the voting powers, full or limited, if any, of such series;

       (iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

       (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

       (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

       (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

       (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

      (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

    (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

    The amendment will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock will remain unchanged under the proposed amendment.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
  STOCK

    The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 24,000,000 to 50,000,000. The additional 26,000,000 shares, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding or available to be issued by the Company. On the Record Date, the Company had 16,767,925 shares of Common Stock issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights.

    The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover-related purpose, and the Board of Directors and management of the Company have no knowledge of any current effort to obtain control of the Company or accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its stockholders.

    The Board of Directors believes that an increase in the number of authorized shares of Common Stock is necessary to enhance the Company's flexibility in connection with refinancing and restructuring existing debt and equity instruments, and other possible future actions, such as public or private offerings of shares of Common Stock for cash, corporate mergers and acquisitions, and to effectuate Proposal 2 herein, relating to the Company's 1995 Stock Option Plan. In addition, the Board of Directors believes that the increase in the number of authorized shares of Common Stock is necessary to effectuate Proposal 3 herein, relating to the conversion of Series A Preferred Stock into shares of Common Stock.

EFFECTIVE DATE OF PROPOSED AMENDMENT

    If the proposed amendment to Section 4 of the Company's Certificate of Incorporation is adopted by the required vote of the Company's stockholders, such amendment will become effective upon the filing by the Company of the Company's Certificate of Incorporation as amended with the Secretary of the State of Delaware, which is expected to be accomplished as soon as practicable
after stockholder approval is obtained.   Thereafter, such shares of Common
Stock would be available for issuance without further action by stockholders, unless required by the Company's Articles of Incorporation or By-Laws or by applicable law.

VOTE REQUIRED FOR APPROVAL

    The proposal to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 described above requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares of Common Stock present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 DESCRIBED ABOVE.

                                   PROPOSAL 2

    APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 2,900,000 SHARES TO 5,900,000 SHARES.

    As of February 23, 2000, the Company had outstanding non-qualified options for the purchase of an aggregate of 2,436,095 shares of the Company's Common Stock with an average exercise price of $3.00 per share granted under the 1995 Stock Option Plan (the "Plan"), and non-qualified options for the purchase of an aggregate of 149,000 shares of the Company's Common Stock with an average exercise price of $3.71 granted outside the Plan. 355,707 options have been exercised as of February 23, 2000. In order to provide sufficient shares for future options, on February 8, 2000, the Board of Directors approved a resolution authorizing an increase of the number of shares reserved for issuance under the Plan from 2,900,000 shares to 5,900,000 shares. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees', directors', and consultants' proprietary interest in the Company's success and will assist the Company in attracting and retaining such individuals who can contribute significantly to the Company's success.

    On February 8, 2000, the Company granted to each of Messrs. C. Richard Piazza, Joseph Newcomb and Mark Tager options to purchase 650,000, 260,000 and 260,000 shares of Common Stock at an exercise price of $1.10 per share respectively. In addition, on February 8, 2000, the Company granted to Ben Wei options to purchase 125,000 shares of Common Stock at an exercise price of $2.625 per share. The grant of all such options is contingent upon the approval of this Proposal 2.

    Currently, the Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each person, who has not otherwise received a grant of options upon such person's initial appointment or election as a Non-Employee Director of the Company, shall automatically receive nonqualified options to purchase 10,000 shares of Common Stock upon such person's initial appointment or election as a Non-Employee Director of the Company and shall automatically receive options to purchase 10,000 shares of Common Stock each time re-elected to the Board of Directors as a Non-Employee Director. Such options shall have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and shall vest quarterly over one year. Subject to earlier termination, each option shall expire ten years from the date of grant, and no option, even if vested, will be exercisable within six months of the date of grant of such option.

SUMMARY OF 1995 STOCK OPTION PLAN, AS AMENDED

    A general description of the basic features of the Plan is presented below. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to PHARMAPRINT INC., 2600 Michelson Drive, Suite 1600, Irvine, California 92612.

PURPOSE

    The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success and to provide incentives to the participating directors, officers, key employees, consultants, scientific advisors and other personnel working directly or indirectly for the Company that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

TERM

    The term of each stock option shall be fixed by the Administrator (either the Board of Directors or a Committee thereof), but no stock option shall be exercisable more than ten (10) years after the date such stock option is granted; provided, however, that if an employee owns or is deemed to own more than 10% of the combined voting powers of all classes of stock of the Company and an incentive stock option is granted to such employee, the term of the Incentive Stock Option shall be no more than five (5) years from the date of grant.

ADMINISTRATION

    The Plan was administered by the Board until November 5, 1996, when the Board appointed the Compensation Committee and authorized it to administer the Plan. With the exception of the stock options automatically issued to Non-Employee Directors as described below, the Plan is administered by the Compensation Committee of the Board of Directors. The Plan gives broad powers to the Compensation Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

ELIGIBILITY

    Directors, officers, key employees, consultants, scientific advisors, and other personnel working directly or indirectly for the benefit of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted stock options under the Plan. As of the Record Date, the Company had 15 employees and full-time consultants, of which five are officers, and three directors who are not employees.

OPTIONS

    The option price per share of Common Stock purchasable under a stock option shall be determined by the Compensation Committee at the time of grant but shall not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, as that term is defined in the Plan. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company and an incentive stock option is granted to such employee, the option price of such incentive stock option shall be no less than 110% of the fair market value on the date of grant.

    The term of each stock option shall be fixed by the Compensation Committee, but no stock option shall be exercisable more than ten years after the date such stock option is granted; provided, however, that if an employee owns or is deemed to own more than 10% of the combined voting powers of all classes of stock of the Company and an incentive stock option is granted to such employee, the term of such incentive stock option shall be no more than five years from the date of grant.

    Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at or after grant. If the Compensation Committee provides, in its discretion, that any stock option is exercisable only in installments, the Compensation Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Compensation Committee may determine in its sole discretion.

    Generally, under the form of the option agreement that the Compensation Committee is currently using for options granted under the Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death, whichever is earlier. The Compensation Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code (the "Code").

    An aggregate of 870,000 shares of Common Stock purchasable under the Plan have been re-priced and are exercisable at $1.10 per share.

GRANTS TO NON-EMPLOYEE DIRECTORS

    Currently the Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each person, who has not otherwise received a grant of options upon such person's initial appointment or election as a Non-Employee Director of the Company, shall automatically receive nonqualified options to purchase 10,000 shares of Common Stock upon such person's initial appointment or election as a Non-Employee Director of the Company and shall automatically receive options to purchase 10,000 shares of Common Stock each time re-elected to the Board of Directors as a Non-Employee Director. Such options shall have an exercise price equal to 100% of, the fair market value of the Common Stock on the date of grant and shall vest quarterly over a one-year period.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the optionee under any award theretofore granted without such optionee's consent.

    The Compensation Committee may amend the terms of any award theretofore granted, prospectively or retroactively, however, no such amendment shall impair the rights of any optionee without his or her consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 PLAN

    Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1995 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionee's exercising such options. The Company is not entitled to any tax deduction with respect to any capital gains realized by an optionee.

    Incentive stock options granted pursuant to the Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code
Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. The difference between the option exercise price and the fair market value of the shares issuable upon exercise of the option is an "item of adjustment' for alternative minimum tax purposes. If the employee does not dispose of the shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or

(ii) the difference between the sale price of the shares and the option price of the shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income.

PLAN BENEFITS

    Because future grants of stock options are subject to the discretion of the Compensation Committee, all of the future benefits under the Plan cannot be determined at this time, except for the automatic grants to Non-Employee Directors as set forth above.

VOTE REQUIRED FOR APPROVAL

    The proposal to approve the amendment to the 1995 Stock Option Plan to increase the number of shares reserved for issuance under the 1995 Stock Option Plan to 5,900,000 shares described above requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares of Common Stock present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 DESCRIBED ABOVE.

                                   PROPOSAL 3

    APPROVAL TO ALLOW THE COMPANY TO ISSUE SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES A PREFERRED STOCK IN EXCESS OF THE MAXIMUM SHARE AMOUNT AS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS PREFERENCES AND RIGHTS AND CERTAIN RULES OF THE NASDAQ NATIONAL MARKET.

    THE DESCRIPTION OF THE PRIVATE PLACEMENT (AS DEFINED BELOW) DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TERMS RELATED THERETO, AND THE DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SECURITIES PURCHASE AGREEMENT, SERIES A CERTIFICATE OF DESIGNATIONS PREFERENCES AND RIGHTS (CERTIFICATE OF DESIGNATIONS), AND REGISTRATION RIGHTS AGREEMENT (COLLECTIVELY REFERRED TO AS THE "TRANSACTION DOCUMENTS")

    On June 4, 1999, the Company completed a $10 million private placement (the "Private Placement") of Series A Convertible Preferred Stock ("Series A Preferred Stock") with RGC International Investors, LDC (the "Investor"). The Series A Preferred Stock is convertible into shares of the Common Stock at a conversion price equal to the lesser of (i) $8.55 (120% of the average closing bid price of the Common Stock for the three trading days prior to the execution of definitive documentation on June 4, 1999) and (ii) 100% of a measure of the market price of the common stock at the time of conversion. The Series A Preferred Stock provides that, unless the Company's stockholders agree to the contrary, if the Common Stock is listed on an exchange or market which prohibits the issuance of a number of shares of Common Stock equal to or in excess of 20% of the number of outstanding shares without stockholder approval, the Company will not be obligated to issue more than 2,776,594 shares of Common Stock (the "Maximum Share Amount") upon conversion of the Series A Preferred Stock. The Common Stock is currently approved for trading on the NASDAQ National Market (the "NASDAQ") which has rules requiring stockholder approval prior to the issuance of a number of shares as described above. The Company has issued to the Investor the Maximum Share Amount.

    On February 7, 2000, the Company entered into an agreement with the Investor pursuant to which the Investor agreed to irrevocably waive its rights to require the Company to redeem shares of Series A Preferred Stock in the event of an assignment for the benefit of creditors of the Company, the appointment of a receiver, the commencement of certain bankruptcy and insolvency proceedings and the failure to maintain a listing of the Common Stock on a national securities exchange or market. Because of the redemption provisions in the terms of the Series A Preferred Stock, the Company had to classify the Series A Preferred Stock as debt on its balance sheet. The Company believes that by eliminating these provisions, the Series A Preferred Stock will be classified as equity, thus improving the Company's tangible net worth and therefore providing the Company with a much better likelihood of maintaining the listing of its Common Stock on the NASDAQ.

    In consideration of the waiver of these redemption provisions, the Company agreed that it would seek stockholder approval to waive the restrictions limiting its ability to issue shares upon conversion of the Series A Preferred Stock in excess of the Maximum Share Amount. In addition, the Company agreed that if the Common Stock is no longer traded on the NASDAQ or a principal securities market with rules and regulations prohibiting the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the Maximum Share Amount, the Company would irrevocably waive the limitations on issuance of additional shares.

TRADING MARKET LIMITATION

    To assure continued compliance with the listing rules of the NASDAQ, the terms of the Series A Preferred Stock expressly provide that no more than the Maximum Share Amount, 2,776,594 shares of Common Stock, may be issued in connection therewith unless and until the stockholder approval sought hereby is obtained, and the Company has provided written notice to the holders of Series A Preferred Stock that it has waived the restrictions on issuing shares of common stock upon conversion of the Series A Preferred Stock in excess of the Maximum Share Amount (Share Limit Waiver).

RESERVATION OF SHARES

    The Certificate of Designations provides that a number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series A Preferred Stock outstanding (based on the lesser of the then current Variable Conversion Price and the Fixed Conversion Price) shall at all times be reserved by the Company for such conversion or exercise; provided the Company has been delivered a Share Limit Waiver.

    If at any time a holder of shares of Series A Preferred Stock submits a notice of conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion, the Company shall be in default. The Company shall pay to the holders conversion default payments in the amount of .24 multiplied by the sum of the stated value plus the premium amount per share of Series A Preferred Stock multiplied by N/365, where N = number of days from the day the holder submits a notice of conversion giving rise to the conversion default to the date that the Company authorizes a sufficient number of shares of Common Stock to effect the conversion in full.

    Generally, the Conversion Price is the lower of the Fixed Conversion Price ($8.55 per share in the case of shares of Series A Preferred Stock) or the Variable Conversion Price. Variable Conversion Price means 100% of the market price which is the average of the closing bid prices for any three
(3) consecutive trading days during the fifteen (15) trading days prior to the conversion. Therefore, there is no minimum Conversion Price, and, unless the number of outstanding shares of Common Stock is reduced by a reverse stock split or other capital stock reducing event, the Conversion Price will not exceed $8.55 per share.

    POSSIBLE DISADVANTAGES OF APPROVING THE PROPOSAL 3 MATTERS

POTENTIAL FOR INCREASED DILUTION OF COMMON STOCKHOLDERS.

    If the Company's stockholders approve Proposal 3, the number of shares of Common Stock that ultimately may be issued upon the conversion of the Series A Preferred Stock will be significantly greater than the maximum of 2,776,594 shares of Common Stock currently permitted to be issued in connection with the conversion of the Series A Preferred Stock.

POTENTIAL FOR INCREASED NUMBER OF SHARES AVAILABLE FOR SALE.

    The approval of Proposal 3 will result in a greater number of shares of Common Stock becoming eligible for sale into the public market. The Company is required to keep in effect Registration Statements which allow the public sale of all of the shares of Common Stock issued upon the conversion of the Series A Preferred Stock. Such sales, or the possibility of such sales, could depress the market price of the Common Stock. The Company intends to file a Registration Statement with the Securities and Exchange Commission registering the resale of an aggregate of 11,100,000 shares of Common Stock which may be issuable upon conversion of the Series A Preferred Stock.

POTENTIAL EFFECTS ON THE COMPANY'S ABILITY TO OBTAIN FUTURE EQUITY CAPITAL.

    The approval of Proposal 3 may impede the Company's ability to obtain additional equity capital in the future because of the factors noted above under "--Possible Disadvantages of Approving the Proposal 3--Potential for Increased Dilution of Common Stockholders and--Potential for Increased Number of Shares Available for Sale" and the restrictions regarding financing transactions of the Company described in the Securities Purchase Agreement.

POTENTIAL FOR DISCOURAGING CERTAIN CHANGES OF CONTROL.

    The potential for the issuance of a larger number of shares of Common Stock following stockholder approval of Proposal 3 might tend to have the effect of delaying, deferring or preventing a change in control of the Company or discouraging tender offers for the Company.

    The Board of Directors considered these disadvantages and concluded that they were outweighed by the advantages available to the Company by raising the proceeds in the Private Placement. The Board of Directors considered the financing alternatives available to the Company and determined that the terms of the Private Placement were the most favorable available to the Company within the requisite time period.

    CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

    If the Company's stockholders do not approve Proposal 3, the terms of the Series A Preferred Stock and the NASDAQ rules will prohibit the Company from issuing more than 2,776,594 shares of Common Stock (19.99% of the total share of Common Stock outstanding on the Issue Date) upon the conversion of the Series A Preferred Stock and the Company will be obligated to redeem the Series A Preferred Stock on June 4, 2001 at a price per share equal to 103% of the stated value thereof, plus 6% per annum (beginning on the date of issuance and ending on the redemption date) plus any additional amounts owed to the holders of the Series A Preferred Stock. If the Company has to redeem the Series A Preferred Stock, such redemption will be classified as debt on its balance sheet, and will negatively affect the listing of the Company's Common Stock on the NASDAQ.

    VOTE REQUIRED FOR APPROVAL

    This proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares of Common Stock present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 DESCRIBED ABOVE.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. The quorum requirement for convening the Meeting is a majority of the outstanding shares of Common Stock.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth information for services in all capacities paid or accrued for the fiscal years ended March 31, 1999, 1998 and 1997 by the Company to its Chief Executive Officer and the four other highest paid executive officers whose total annual compensation exceeded $100,000 for such fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                    ANNUAL              ------------
                                                                 COMPENSATION            SECURITIES
                                           FISCAL YEAR     ------------------------      UNDERLYING
NAME AND PRINCIPAL POSITION               ENDED MARCH 31   SALARY ($)     BONUS ($)       OPTIONS
---------------------------               --------------   ----------     ---------     ------------
Elliot P. Friedman......................       1999         $235,000      $ 23,000(1)       --
  Chairman of the Board of Directors and       1998          182,000       100,000(1)      150,000
  Chief Executive Officer (3)                  1997          171,000(2)     50,000(1)       --

Robert J. Burgess.......................       1999         $235,000      $ 23,000(1)       --
  President and Chief Operating Officer        1998          381,000(4)    100,000(1)      150,000
  (5)                                          1997          163,000(6)     50,000(1)      712,708(7)(8)

Phillip G. Trad.........................       1999         $200,000      $ 40,000(4)       --
  Senior Vice President and General            1998           56,000         --            285,000(10)
  Counsel(9)                                   1997           --             --             --

Joel F. Bresser, Ph.D...................       1999         $215,000      $ 20,000(4)       --
  Senior Vice President of DSHEA               1998           80,000         --             --
  Products(11)                                 1997           --             --             --

James R. Wodach.........................       1999         $151,000      $ 39,000(4)       --
  Senior Vice President and Chief              1998          103,000        25,000(4)       45,000
  Financial Officer(12)                        1997           28,000        10,000(4)       55,000

------------------------

(1) Amount represents payments made pursuant to a discretionary bonus.

(2) Pursuant to superseded employment agreements, Mr. Friedman received a deferred salary payment of $40,000. Such payment was made upon completion of the Company's initial public offering and is included in the salary amount listed.

(3) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Friedman resigned from his positions of Chairman of the Board of Directors and Chief Executive Officer.

(4) Amount represents salary paid to Mr. Burgess in the amount of $94,000, consulting services of $21,000 paid to Dimension Memory, Inc. ("Dimension") and $266,000 that relates to an amended personal services agreement between the Company and Dimension. Such agreement was deemed satisfied as of October 1, 1997. See footnote 5 to this table.

(5) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Burgess resigned from his positions of President and Chief Operating Officer.

(6) Represents amounts paid by the Company to Dimension which provided the services of Robert J. Burgess as President and Chief Operating Officer pursuant to a personal services agreement between the Company and Dimension. In December 1996, the Company amended its agreement with Dimension. The amended agreement provided for the accelerated payment by the Company of all amounts due under the personal services agreement in exchange for Dimension agreeing to provide additional services to the Company. As a result, the Company paid Dimension $312,000. Of the $312,000 paid to Dimension, $35,000 relating to services provided by Dimension to the Company for the period January 1997 through March 1997 are included, and $226,000 payable for services to be provided for the remaining term of the Agreement are not included. Amount also includes $50,000 of deferred payments pursuant to such personal services agreement, which were paid upon consummation of the Company's initial public offering.

(7) These options, which were granted to Dimension pursuant to a consulting agreement between the Company and Dimension, were canceled in connection with the issuance of 712,708 shares of Common Stock to Dimension for services to be rendered by Dimension pursuant to the Personal Service Agreement between the Company and Dimension.

(8) Amount represents payments made relating to development goals achieved, as set forth in each individual's employment agreement.

(9) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Trad resigned from his positions of Senior Vice President and General Counsel.

(10) Includes options to purchase 60,000 shares granted for services performed as a director.

(11) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Bresser resigned from his position as Senior Vice President of DSHEA Products.

(12) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Wodach resigned from his positions of Senior Vice President and Chief Financial Officer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants for the fiscal year ended March 31, 1999 to the Named Executive Officers. No stock appreciation rights ("SAR's") were awarded in fiscal 1999.

                                                  INDIVIDUAL GRANTS
                                       ----------------------------------------
                                                       % OF TOTAL
                                                     OPTIONS GRANTED
                                                      TO EMPLOYEES
                                         OPTIONS        IN FISCAL      EXERCISE   EXPIRATION    PRESENT
NAME                                   GRANTED (#)        YEAR          PRICE        DATE      VALUE (1)
----                                   -----------   ---------------   --------   ----------   ---------
Joel E Bresser, Ph.D (2).............     70,000          23.4%         $9.56     June 2008    $395,000

------------------------

(1) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculation is based upon an option term of ten years and assumes an interest rate of 4.87%, no dividend yield and volatility of 65%.

(2) Subsequent to the end of fiscal year ended March 31, 1999, Mr. Bresser resigned from his position as Senior Vice President.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

    The following table provides certain information concerning the exercise of stock options for the fiscal year ended March 31, 1999 and shows the number of shares covered by both exercisable and non-exercisable stock options held as of the end of the Company's fiscal year ended March 31, 1999. Also shown are the values for in-the-money options, which represent the positive difference between the exercise price of such options and the fiscal year-end price of the Company's Common Stock.

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      SHARES                     AT FISCAL YEAR END          AT FISCAL YEAR END (1)
                                    ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Elliot P. Friedman (2)............      --          --         150,000        --           $  450,000       --
Robert J. Burgess (3).............      --          --         150,000        --              450,000       --
Phillip G. Trad (4)...............      --          --         373,438        --            1,433,742       --
James R. Wodach (5)...............      --          --          95,417         4,583          383,071       19,479
Joel E Bresser, Ph.D(6)...........      --          --          70,000        --               --           --

------------------------

(1) At March 31, 1999, the closing price of the Company's Common Stock was
    $9.00.

(2) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Friedman resigned from his positions of Chairman of the Board of Directors and Chief Executive Officer.

(3) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Burgess resigned from his positions of President and Chief Operating Officer.

(4) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Trad resigned from his positions of Senior Vice President and General Counsel.

(5) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Wodach resigned from his positions of Senior Vice President and Chief Financial Officer

(6) Subsequent to the end of the fiscal year ended March 31, 1999, Dr. Bresser resigned from his position as Senior Vice President of DSHEA Products.

EMPLOYMENT AND PERSONAL SERVICE AGREEMENTS

    The Company has entered into employment agreements with each of Dr. Bresser and Messrs. Trad, Wodach and C. Richard Piazza. The employment agreements provide for a base salary of $215,000, $215,000, $175,000, and $350,000 for
Dr. Bresser, Messrs. Trad, Wodach and Piazza, respectively. The employment agreements also provide certain benefits for each and include allowances for bonuses based upon development goals set forth in each individual's agreement. With the exception of the agreement with Mr. Piazza, the agreements have one year terms and provide for, with regards to Mr. Trad, six months severance pay in certain cases of termination, and with regards to Dr. Bresser and Mr. Wodach, three months severance pay in certain cases of termination. The agreement with Mr. Piazza has a three year term and provides for fifteen months severance pay in certain cases of termination. Subsequent to the end of the fiscal year ended March 31, 1999, Dr. Bresser, and Messrs. Trad and Wodach resigned from their positions with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has responsibility for PharmaPrint's executive compensation policies and practices. The committee approves all elements of compensation for corporate officers and administers the PharmaPrint Inc. 1995 Stock Option Plan, as Amended, under which stock awards are made to officers, other executives, consultants, and other key employees. The committee regularly reports on its activities to the Board of Directors. On February 23, 1999 the Board of Directors appointed Messrs. Piazza, and Abeles to the Compensation Committee, and reappointed Mr. Trad to the Compensation Committee.

COMPENSATION PHILOSOPHY

    The Company's executive compensation programs are based on the belief that the interests of the executive should be directly aligned with those of the stockholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties individual compensation to both the annual and long-term development goals of the Company. The committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

    - provide a total compensation package that will attract the best talent to PharmaPrint, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

    - establish incentives for senior management that are directly tied to both specific and overall development goals of the Company; and

    - implement long-term incentives to focus executives on managing from the perspective of an owner with an equity stake in the business, and align executive compensation with benefits realized by the Company's stockholders.

COMPENSATION PROGRAMS AND PRACTICES

    The Compensation Committee determines salary ranges and incentive award opportunities for executive officers. Many of these officers are parties to employment agreements pursuant to which base compensation levels are fixed in amount. The Compensation Committee has the discretion to increase such rate of compensation, but not to reduce the compensation paid.

SALARY AND INCENTIVES

    Salaries are established by the Compensation Committee for those executives who are not parties to employment agreements based on an executive's scope of responsibilities, level of experience, individual performance, and contribution to the business. For the year ended March 31, 1999, executive officers of the Company were entitled to incentive bonuses based upon specific development goals of the Company. These incentive bonuses were developed by Elliot P. Friedman, the Company's then Chairman and Chief Executive Officer, and approved by the Compensation Committee.

STOCK OPTIONS

    The Compensation Committee believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executives only if there is an increase in stockholder value. Stock options are granted to officers, other executives, key consultants, and other selected employees whose contributions and skills are important to the long-term success of the Company. Stock options are also granted to newly hired executives and other employees as a method to attract the best talent to the Company. Options to purchase Common Stock of the Company are granted at fair market value on the date of grant with varying terms.

    During the year ended March 31, 1999, the Company only granted stock options to executives who were hired during the year. Several factors are considered in determining the size of such stock option grants to the executive officers. These factors included the expected individual accomplishments and achievements of certain executives and the experience levels of those executive hired during the year. No specific weight was given to any factor, nor was the number of options granted determined on any formula basis.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    Mr. Elliot P. Friedman was formerly the Company's Chairman and Chief Executive Officer throughout the year. During the fiscal year ended March 31, 1999, Mr. Friedman's total salary was $235,000.

    In determining the compensation levels for Mr. Friedman, the Compensation Committee considered the level of experience, dedication, and unique qualifications Mr. Friedman has brought to the Company. The Compensation Committee also analyzed the Company's goals for which Mr. Friedman has responsibility and the degree to which Mr. Friedman contributed to reaching such goals. Among the Company's accomplishments in the year ended March 31, 1999 were the successful development and manufacturing of herbal products to satisfy the Company's obligations under its agreements with American Home Products Corporation, the development of additional business opportunities for the Company and hiring and retention of key management personnel. The Compensation Committee believes that Mr. Friedman's contribution to attaining these goals was crucial. Mr. Friedman's salary is an amount that the Compensation Committee believes fairly represents his additional contributions to the Company's success and is less than the average base salary and cash bonus received by the most highly compensated executives during the last fiscal year of each of five peer group companies. Additionally, a performance bonus in the amount of $23,000 was granted to Mr. Friedman because of his contribution to the Company's success.

DISCUSSION OF CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A
  YEAR

    Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a federal income tax deduction in 1994 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

    This report is submitted by the Compensation Committee:

    Phillip G. Trad

    Erinch R. Ozada (1)

(1) Subsequent to the end of the fiscal year ended March 31, 1999, Mr. Ozada resigned from his position as a Director.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during Fiscal 1999 were Phillip G. Trad and Erinch R. Ozada. Mr. Trad was formerly the Company's Senior Vice President and General Counsel.

                             CERTAIN RELATIONSHIPS

    As of March 31, 1999, an executive officer and a former executive officer of the Company had outstanding indebtedness to the Company in amounts exceeding $60,000.

    On each of May 21, 1999, June 15, 1998, November 13, 1998 and March 24, 1999 the Company lent the principal amounts of $25,000, $25,000, $20,000 and $12,925.50, respectively, to Dr. Paul Johnston, Senior Vice President of Development of the Company. All of the loans bear interest at a rate of 9% per annum. As of March 31, 1999, the loans had an aggregate outstanding balance of approximately $87,448 in principal and accrued interest, which represents the largest aggregate amount of indebtedness outstanding during the Company's fiscal year ended March 31, 1999.

    On December 15, 1997, the Company lent the principal amount of $65,000 to Dr. Michael Tempesta, then Senior Vice President of Research of the Company. The loan bears interest at a rate of 9% per annum. As of March 31, 1999, the loan had an outstanding balance of approximately $75,195 in principal and accrued interest.

    There are no family relationships among the executive officers or directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of the Record Date, with respect to beneficial ownership of shares of Company Common Stock by any person who is known by the Company to be the beneficial owner of more than 5% of Company Common Stock, by directors individually, and by directors and executive officers of the Company as a group. The information presented is based upon information furnished to the Company by such beneficial owners.

                                                                   PHARMAPRINT COMMON STOCK
                                                      --------------------------------------------------
                                                      AMOUNT AND NATURE OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        OWNERSHIP(2)             PERCENT OF CLASS
---------------------------------------               -------------------------------   ----------------
Tasneem A. Khwaja, Ph.D.............................             2,462,867(3)                 14.7%
Elliot P. Friedman..................................               975,460(4)                  5.8%
Robert J. Burgess...................................             1,481,978(5)                  8.8%
JadiJo, Inc.(6).....................................                65,270(7)                     *
D-RAM Industries Pty Ltd..(8).......................               200,000(7)                  1.2%
Dimension Memory, Inc.(9)...........................               557,708(7)                  3.3%
Phillip G. Trad.....................................               373,438(10)                 2.2%
John H. Abeles, M.D.(11)............................                95,000(12)                    *
Nathan E. Troum, M.D.(13)...........................                35,000(14)                    *
C. Richard Piazza (15)..............................                69,444                        *
All directors and executive officers as a group (11
  people)...........................................             1,952,231(16)                11.0%

The Company had 113 holders of record of its Common Stock as of the Record Date.

------------------------

    *   Less than one percent (1%)

(1) The address of each person listed in this table, except as otherwise noted, is c/o PharmaPrint Inc., 2600 Michelson Drive, Suite 1600, Irvine, California 92612.

(2) As of the Record Date, the Company had 16,767,925 shares of Common Stock issued and outstanding. Includes the beneficial ownership of shares that the person has a right to acquire within sixty (60) days of the Record Date.

(3) Includes call options (obligations to sell) granted by Dr. Khwaja in the amount of 200,000, 200,000, and 30,000 to Elliot P. Friedman, Robert J. Burgess, and Dr. Khwaja's son, respectively. Subsequent to the end of fiscal year ended March 31, 1999, Dr. Khwaja resigned from the Company. Beneficial ownership as of the Company's last proxy statement dated July 28, 1999.

(4) Includes options to purchase 150,000 shares of Common Stock. Does not include 200,000 call options (options to purchase) granted to Mr. Friedman by Dr. Khwaja.

(5) Consists of 509,000, 65,274, 200,000 and 557,713 shares of Common Stock owned of record by Mr. Burgess, JadiJo, Inc., D-RAM Industries Pty Ltd., and Dimension, respectively, also shown separately in this table. Also, includes options to purchase 150,000 shares of Common Stock. Does not include 200,000 call options (options to purchase) granted to Mr. Burgess by Dr. Khwaja. Subsequent to the end of fiscal year ended March 31, 1999, Mr. Burgess resigned from the Company. Beneficial ownership as of the Company's last proxy statement dated July 28, 1999.

(6) The address of JadiJo, Inc. is 32, EDIF, J.J. Vallarino, lst Floor, Office 3, Panama City, Panama. Beneficiary ownership as of the Company's last proxy statement dated July 28, 1999.

(7) These shares are also included in the shares shown as beneficially owned by Robert J. Burgess. These entities are controlled by various of the children and/or sons-in-law of Mr. Burgess: James R. Burgess, Dione Neilson, Jodi Perkins, Jon Neilson and Brett Perkins

(8) The address of D-RAM Industries Pty Ltd. is 98 Edinborough Street, Benowa Waters, Gold Coast, 4217, Queensland, Australia.

(9) The address of Dimension Memory, Inc. is 17 Baycove Lane, Newport Beach, California 92661.

(10) Includes options to purchase 285,000 shares of Common Stock.

(11) The address of Dr. Abeles is c/o MedVest, Inc., 2365 N.W, 41st Street, Boca Raton, Florida 33431.

(12) Consists solely of options to purchase 95,000 shares of Common Stock.

(13) The address of Dr. Troum is 3878 43rd Street, San Diego, California 92105.

(14) Consists solely of options to purchase 35,000 shares of Common Stock.

(15) Consists solely of options to purchase 69,444 shares of Common Stock.

(16) Includes beneficial ownership of Company Common Stock as follows: Elliot P. Friedman- 825,460 shares; Phillip G. Trad- 88,438 shares. Also includes options held by directors and executive officers of the Company to purchase the following number of shares of Common Stock: John H. Abeles, M.D.-95,000 shares; Joel E Bresser, Ph.D.-71,667 shares; Elliot P. Friedman-150,000 shares; Kenneth Gorelick, M.D.-100,000 shares; Paul Johnston, Ph.D.-60,000 shares; Phillip G. Trad-285,000 shares; Nathan F Troum-35,000 shares; James
    R. Wodach-150,000 shares; C. Richard Piazza--69,444 shares; Joseph Newcombe--11,111 shares; and Mark Tager-11,111 shares.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES

    Any proxy solicited hereby by the person giving it at any time before it has been exercised at the Meeting may be revoked by giving notice of revocation to the Secretary of the Company in writing, submitting a later-dated proxy or by voting the shares in person at the Meeting. Holders whose shares are in street name should consult with their brokers concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy will be voted as directed by the holder on the proxy card. If no choice is specified, proxies will be voted FOR the proposals listed in this Proxy Statement. Mere attendance at the Meeting, without submitting such written notice of revocation will not revoke the proxy.

                                          By order of the Board of Directors

Irvine, California
March 20, 2000

                                PHARMAPRINT INC.
                        FOR THE HOLDERS OF COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              SPECIAL MEETING OF THE STOCKHOLDERS--APRIL 13, 2000

    The undersigned stockholder of PHARMAPRINT INC. (the "Company"), revoking all previous proxies, hereby appoints C. Richard Piazza and James Wodach and each of them acting individually, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on February 16, 2000 at the Special Meeting of Stockholders of the Company to be held on April 13, 2000, at 9:00 A.M., local time, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, 92614, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEM LISTED IN PROPOSAL 1, "FOR" THE ITEM LISTED IN PROPOSAL 2, "FOR" THE ITEM LISTED IN PROPOSAL 3, AND "FOR" ITEM LISTED IN PROPOSAL 4 SET FORTH BELOW.

PROPOSAL 1
1.   The Amendment to the Company's Certificate of Incorporation
     increasing the number of authorized shares of Common Stock from 24,000,000 shares to 50,000,000 shares of Common Stock.
                                  / /  FOR                             / /  AGAINST                             / /  ABSTAIN

PROPOSAL 2
2.   The Amendment to the Company's 1995 Stock Option Plan, as
     amended, to increase the number of shares of Common Stock
     reserved for issuance thereunder from 2,900,000 shares to
     5,900,000 shares.
                                  / /  FOR                             / /  AGAINST                             / /  ABSTAIN

PROPOSAL 3
3.   The approval of the Company to issue shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the maximum share amount as set forth in the Certificate of
     Designations Preferences and Rights and certain rules of the
     NASDAQ National Market.
                                  / /  FOR                             / /  AGAINST                             / /  ABSTAIN

PROPOSAL 4
4.   The authorization of the proxies, in their discretion, to
     vote on such other business as may properly come before the
     Special Meeting, or any adjournment(s) or postponement(s)
     thereof.
                                  / /  FOR                             / /  AGAINST                             / /  ABSTAIN

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxies do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the description, authority or capacity of the person signing is given or any other defect of signature exists.

                                           DATED: ________________________, 2000

                                           _______________________________(SEAL)
                                           (Stockholder's Signature)

                                           _______________________________(SEAL)
                                           (Stockholder's Signature)

                                           Please sign this proxy exactly as the
                                           name appears in the address above. If
                                           shares are registered in more than
                                           one name, all owners should sign. If
                                           signing in a fiduciary or
                                           representative capacity, such as
                                           attorney-in-fact, executor,
                                           administrator, trustee or guardian,
                                           please give full title and attach
                                           evidence of authority. If signer is a
                                           corporation, please sign the full
                                           corporate name and an authorized
                                           officer should sign such officer's
                                           name and title and affix the
                                           corporate seal, if any.